Exhibit 5.1

One Financial Center Boston, MA 02111 617-542-6000 617-542-2241 fax www.mintz.com

April 11, 2014

Synta Pharmaceuticals Corp.
45 Hartwell Avenue
Lexington, MA 02421

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Prospectus Supplement, dated April 11, 2014 (the “Prospectus Supplement”), to a Registration Statement on Form S-3, Registration No. 333-187242 (the “Registration Statement”), filed by Synta Pharmaceuticals Corp., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the sale of an aggregate of 1,250,000 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), pursuant to a Subscription Agreement, dated April 11, 2014, by and among the Company and KFO Holdings LLC (the “Subscription Agreement”).  The Subscription Agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference into the Registration Statement.

In connection with this opinion, we have examined the Company’s Restated Certificate of Incorporation and Restated Bylaws, both as currently in effect; the minutes of all pertinent meetings of stockholders and directors of the Company relating to the Registration Statement, the Prospectus Supplement, the Subscription Agreement and the transactions contemplated thereby; such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we deemed relevant for the purposes of rendering the opinions in this letter; the Registration Statement and the exhibits thereto filed with the Commission; the Prospectus Supplement; and the Subscription Agreement.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies.

Based upon the foregoing, and subject to the limitations set forth below, we are of the opinion that the Shares, when issued by the Company and delivered by the Company against payment therefor as contemplated by the Subscription Agreement, will be duly and validly issued, fully paid and non-assessable.

Our opinion is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America, and we express no opinion with respect to the laws

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

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of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to reliable.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to a Current Report on Form 8-K (and its incorporation by reference into the Registration Statement) in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to the use of this Firm’s name therein and in the Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.